UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2021

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

000-01665
(Commission File Number)

Delaware	36-2476480
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

15 Joys Lane
Kingston, New York 12401
(Address of principal executive offices, including zip code)

(845) 802-7900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KINS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On January 14, 2021, Kingstone Companies, Inc. issued a press release (the “Press Release”) announcing that Kingstone Insurance Company, its wholly-owned subsidiary, has terminated its personal lines quota share treaty for 2019-2020 on a cut-off basis effective December 31, 2020 and that it does not plan to enter into a new treaty for 2021.  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release, dated January 14, 2021, issued by Kingstone Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: January 15, 2021	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President and CEO